UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2019

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value	PARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On November 1, 2019, U.S. Oil & Refining Co. (“USOR”), an indirect wholly-owned subsidiary of Par Pacific Holdings, Inc. (the “Company”), entered into that certain Ninth Amendment (the “Ninth Amendment”) to First Lien ISDA 2002 Master Agreement (as previously amended, modified, supplemented, renewed and/or restated, the “First Lien ISDA Master Agreement”) with Merrill Lynch Commodities, Inc. (“MLC”). The Ninth Amendment advances the term expiry date from December 31, 2019 to June 30, 2021 and revises certain covenants and requirements in the First Lien ISDA Master Agreement. In connection with the execution and delivery of the Ninth Amendment, USOR and MLC entered into a fee letter agreement, which modifies certain fees payable by USOR under the First Lien ISDA Master Agreement.

The foregoing description of the Ninth Amendment is qualified in its entirety by reference to the Ninth Amendment filed as Exhibit 10.1 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Ninth Amendment to First Lien ISDA 2002 Master Agreement entered into as of November 1, 2019 by and between U.S. Oil & Refining Co. and Merrill Lynch Commodities, Inc.

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 4, 2019

PAR PACIFIC HOLDINGS, INC.

By:	/s/ James Matthew Vaughn
James Matthew Vaughn
Senior Vice President, Chief Administrative Officer and General Counsel

3